Exhibit 10.6.3

AMENDMENT NO. 2

This Amendment No. 2 (this “Amendment”) is executed as of November 9, 2012, between NOP 301 CONGRESS LP, a Texas limited partnership (“Landlord”), and WHALESHARK MEDIA, INC., a Delaware corporation (“Tenant”), for the purpose of amending the Lease Agreement between Landlord and Tenant dated May 24, 2011 (the “Original Lease”). The Original Lease, as amended by the Confirmation of Commencement Date dated September 21, 2011, Amendment No. 1 dated November 14, 2011 (“Amendment No. 1”), and Confirmation of Effective Date dated September 13, 2012, is referred to herein as the “Lease”. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Lease.

RECITALS:

Pursuant to the terms of the Lease, Tenant is currently leasing Suites 700, 825 and 850, consisting of 35,504 rentable square feet of space in the aggregate (the “Existing Premises”), in the Building located at 301 Congress Avenue, Austin, TX 78701, and commonly known as 301 Congress. Tenant desires to (a) extend the Term for a period to be determined below, and (b) lease Suite 600 in the Building containing approximately 20,011 rentable square feet (the “Suite 600 Premises”). Suite 400 in the Building containing approximately 20,011 rentable square feet (the “Suite 400 Premises”), and Suite 500 in the Building containing approximately 20,011 rentable square feet (the “Suite 500 Premises”, and together with the Suite 600 Premises and the Suite 400 Premises, the “Second Expansion Premises”) (each as depicted on Exhibit A hereto), and Landlord has agreed to (i) such extension and (ii) lease such space to Tenant on the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1. Extension of Term. The Term is hereby extended such that it expires at 5:00 p.m., Austin, Texas, time, on July 31, 2020, rather than September 30, 2016, on the terms and conditions of the Lease, as modified hereby. Except as expressly provided in this Amendment, Tenant shall have no further rights to extend or renew the Term.

2. Second Expansion Premises; Tenant’s Proportionate Share; Acceptance. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Second Expansion Premises on the terms and conditions of the Lease, as modified hereby. From and after the Suite 600 Effective Date (defined below), the term “Premises” shall refer collectively to the Existing Premises and the Suite 600 Premises, and Tenant’s Proportionate Share shall be increased to 13.27%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (55,515) by the number of rentable square feet in the Building (418,338). From and after the Suite 400 Effective Date (defined below), the term “Premises” shall refer collectively to the Existing Premises, the Suite 600 Premises and the Suite 400 Premises, and Tenant’s Proportionate Share shall be increased to 18.05%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (75,526) by the number of rentable

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square feet in the Building (418,338). From and after the Suite 500 Effective Date (defined below), the term “Premises” shall refer collectively to the Existing Premises and the Second Expansion Premises, and Tenant’s Proportionate Share shall be increased to 22.84%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (95,537) by the number of rentable square feet in the Building (418,338). Tenant accepts the Second Expansion Premises in their “AS-IS” condition and Landlord shall not be required to perform any demolition work or tenant finish-work therein or to provide any allowances therefor, except as expressly set forth in Section 8 below. Landlord and Tenant stipulate that the number of rentable square feet in the Existing Premises, the Suite 600 Premises, the Suite 400 Premises, the Suite 500 Premises, the Second Expansion Premises and the Building are correct. For the avoidance of doubt, should any portions of the Second Expansion Premises become part of the Premises in a different order than currently contemplated (i.e., Suite 600 Premises, then Suite 400 Premises, then Suite 500 Premises), the calculations of the Premises and Tenant’s Proportionate Share shall be appropriately adjusted. Additionally, for the avoidance of doubt, following the latest to occur of (a) the Suite 600 Effective Date, (b) the Suite 400 Effective Date, and (c) the Suite 500 Effective Date, the “Premises” shall contain the full floors with respect to the fourth, fifth, sixth and seventh floors, as well as Suites 825 and 850 on the eighth floor.

3. Term.

(a) Term for Suite 600 Premises. The Term for the Suite 600 Premises shall begin on the Suite 600 Effective Date and shall expire coterminously with the expiration date with respect to the Existing Premises, as extended above, unless sooner terminated as provided in the Lease. As used herein, the “Suite 600 Effective Date” means the earliest of (1) the date on which Tenant occupies any portion of the Suite 600 Premises and begins conducting business therein, (2) the date on which the Work (as defined in Exhibit B hereto) in the Suite 600 Premises is Substantially Completed (as defined in Exhibit B hereto), (3) the date on which the Work in the Suite 600 Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit B hereto), or (4) 120 days following the date on which Landlord tenders the Suite 600 Premises to Tenant in its “AS-IS” condition. The parties anticipate that the Suite 600 Premises shall be tendered to Tenant in its “AS-IS” condition on May 1, 2013 (the “Estimated Suite 600 Delivery Date”).

(b) Term for Suite 400 Premises. The Term for the Suite 400 Premises shall begin on the Suite 400 Effective Date and shall expire coterminously with the expiration date with respect to the Existing Premises, as extended above, unless sooner terminated as provided in the Lease. As used herein, the “Suite 400 Effective Date” means the earliest of (1) the date on which Tenant occupies any portion of the Suite 400 Premises and begins conducting business therein, (2) the date on which the Work in the Suite 400 Premises is Substantially Completed, (3) the date on which the Work in the Suite 400 Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days, or (4) 120 days following the date on which Landlord tenders the Suite 400 Premises to Tenant in its “AS-IS” condition. The parties anticipate that the Suite 400 Premises shall be tendered to Tenant in its “AS-IS” condition on August 1, 2013 (the “Estimated Suite 400 Delivery Date”).

(c) Term for Suite 500 Premises. The Term for the Suite 500 Premises shall begin on the Suite 500 Effective Date and shall expire coterminously with the expiration date

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with respect to the Existing Premises, as extended above, unless sooner terminated as provided in the Lease. As used herein, the “Suite 500 Effective Date” means the earliest of (1) the date on which Tenant occupies any portion of the Suite 500 Premises and begins conducting business therein, (2) the date on which the Work in the Suite 500 Premises is Substantially Completed, (3) the date on which the Work in the Suite 500 Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days, or (4) 120 days following the date on which Landlord tenders the Suite 500 Premises to Tenant in its “AS-IS” condition. The parties anticipate that the Suite 500 Premises shall be tendered to Tenant in its “AS-IS” condition on January 1, 2014 (the “Estimated Suite 500 Delivery Date”).

(d) Confirmation of Effective Dates. Prior to occupying each of the Suite 600 Premises, the Suite 400 Premises and the Suite 500 Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit C hereto confirming (1) the Suite 600 Effective Date, the Suite 400 Effective Date or the Suite 500 Effective Date, as applicable, (2) that Tenant has accepted the applicable portion of the Second Expansion Premises, and (3) that Landlord has performed all of its obligations with respect to the applicable portion of the Second Expansion Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Suite 600 Effective Date, the Suite 400 Effective Date or the Suite 500 Effective Date or otherwise invalidate the Lease or this Amendment. Tenant shall have early access to the Second Expansion Premises as provided in Section 4 below.

(e) Tender of Possession. For the avoidance of doubt, any reference in this Amendment to Landlord’s tendering possession of any portion of the Second Expansion Premises in its “AS-IS” condition shall be deemed to be satisfied if Landlord delivers written notice to Tenant that such portion of the Second Expansion Premises is in Landlord’s possession and is available for the commencement of the Work, subject to the satisfaction of the requirements of Exhibit B hereto (it being understood that if a prior tenant of any portion of such space left personal property therein, the responsibility and expense of removing such personal property, as between Landlord and Tenant, shall be borne by Landlord).

4. Early Entry by Tenant. Tenant may enter each of the Suite 600 Premises, the Suite 400 Premises and the Suite 500 Premises up to 15 days before the Work therein is Substantially Completed with Landlord’s prior consent (which shall not be unreasonably withheld) to install furniture and phone and data cabling, provided that (a) Landlord is given prior written notice of any such entry, (b) such entry shall be coordinated with Landlord and shall not interfere with the Work, and (c) Tenant shall deliver to Landlord evidence that the insurance required under Section 11 of the Lease has been obtained with respect to the applicable portion of the Second Expansion Premises. Any such entry shall be on the terms of the Lease, but no Basic Rent or Additional Rent shall accrue during the period that Tenant so enters the applicable portion of the Second Expansion Premises prior to Substantial Completion of the Work therein. Tenant shall conduct its activities therein so as not to interfere with the Work, and shall do so at its risk and expense. If, in Landlord’s reasonable judgment, Tenant’s activities therein interfere with the Work, Landlord may terminate Tenant’s right to enter the applicable portion of the Second Expansion Premises before Substantial Completion of the Work therein. In order to permit Tenant to plan for its early entry into each portion of the Second Expansion Premises as described above, Landlord shall provide Tenant with notice of the day that Landlord believes is 30 days prior to the date upon which Substantial Completion will occur.

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5. Basic Rent.

(a) Basic Rent for Existing Premises. From and after October 1, 2016, the monthly installments of Basic Rent under the Lease for the Existing Premises shall be the following amounts for the following periods of time:

Time Period	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Installments of Basic Rent for the Existing Premises
October 1, 2016 - April 30, 2017	$26.00	$76,925.33
May 1, 2017 - April 30, 2018	$27.00	$79,884.00
May 1, 2018 - April 30, 2019	$28.00	$82,842.67
May 1, 2019 - April 30, 2020	$29.00	$85,801.33
May 1, 2020 - July 31, 2020	$30.00	$88,760.00

(b) Basic Rent for Suite 600 Premises. The monthly installments of Basic Rent under the Lease for the Suite 600 Premises shall be the following amounts for the following periods of time, beginning on the Suite 600 Effective Date:

Time Period	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Installments of Basic Rent for the Suite 600 Premises
Suite 600 Effective Date - April 30, 2014	$23.00	$38,354.42
May 1, 2014 - April 30, 2015	$24.00	$40,022.00
May 1, 2015 - April 30, 2016	$25.00	$41,689.58
May 1, 2016 - April 30, 2017	$26.00	$43,357.17
May 1, 2017 - April 30, 2018	$27.00	$45,024.75
May 1, 2018 - April 30, 2019	$28.00	$46,692.33
May 1, 2019 - April 30, 2020	$29.00	$48,359.92
May 1, 2020 - July 31, 2020	$30.00	$50,027.50

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Basic Rent for the Suite 600 Premises shall be abated during the first four calendar months following the Suite 600 Effective Date, e.g., if the Suite 600 Effective Date is July 15, 2013, Basic Rent shall be abated until November 14, 2013. Commencing with the first day after the end of the abatement period referred to above, Tenant shall make Basic Rent payments for the Suite 600 Premises as otherwise provided in the Lease, as amended by this Amendment. Notwithstanding such abatement of Basic Rent for the Suite 600 Premises (l) all other sums due under the Lease, as amended by this Amendment, including Additional Rent and parking charges, shall be payable as provided in the Lease, as amended by this Amendment, and (2) any increases in Basic Rent and Additional Rent for the Suite 600 Premises set forth in the Lease, as amended by this Amendment, shall occur on the dates scheduled therefor as set forth in the table above.

(c) Basic Rent for Suite 400 Premises. The monthly installments of Basic Rent under the Lease for the Suite 400 Premises shall be the following amounts for the following periods of time, beginning on the Suite 400 Effective Date:

Time Period	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Installments of Basic Rent for the Suite 400 Premises
Suite 400 Effective Date - July 31, 2014	$22.00	$36,686.83
August 1, 2014 - July 31, 2015	$23.00	$38,354.42
August 1, 2015 - July 31, 2016	$24.00	$40,022.00
August 1, 2016 - July 31, 2017	$25.00	$41,689.58
August 1, 2017 - July 31, 2018	$26.00	$43,357.17
August 1, 2018 - July 31, 2019	$27.00	$45,024.75
August 1, 2019 - July 31, 2020	$28.00	$46,692.33

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Basic Rent for the Suite 400 Premises shall be abated during the first four calendar months following the Suite 400 Effective Date, e.g., if the Suite 400 Effective Date is October 15, 2013, Basic Rent shall be abated until February 14, 2014. Commencing with the first day after the end of the abatement period referred to above, Tenant shall make Basic Rent payments for the Suite 400 Premises as otherwise provided in the Lease, as amended by this Amendment. Notwithstanding such abatement of Basic Rent for the Suite 400 Premises (1) all other sums due under the Lease, as amended by this Amendment, including Additional Rent and parking charges, shall be payable as provided in the Lease, as amended by this Amendment, and (2) any increases in Basic Rent and Additional Rent for the Suite 400 Premises set forth in the Lease, as amended by this Amendment, shall occur on the dates scheduled therefor as set forth in the table above.

(d) Basic Rent for Suite 500 Premises. The monthly installments of Basic Rent under the Lease for the Suite 500 Premises shall be the following amounts for the following periods of time, beginning on the Suite 500 Effective Date:

Time Period	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Installments of Basic Rent for the Suite 500 Premises
Suite 500 Effective Date - January 31, 2015	$23.00	$38,354.42
February 1, 2015 - January 31, 2016	$24.00	$40,022.00
February 1, 2016 - January 31, 2017	$25.00	$41,689.58
February 1, 2017 - January 31, 2018	$26.00	$43,357.17
February 1, 2018 - January 31,2019	$27.00	$45,024.75
February 1, 2019 - January 31, 2020	$28.00	$46,692.33
February 1, 2020 - July 31, 2020	$29.00	$48,359.92

Basic Rent for the Suite 500 Premises shall be abated during the first four calendar months following the Suite 500 Effective Date, e.g., if the Suite 500 Effective Date is March 15, 2014, Basic Rent shall be abated until July 14, 2014. Commencing with the first day after the end of the abatement period referred to above, Tenant shall make Basic Rent payments for the Suite 500 Premises as otherwise provided in the Lease, as amended by this Amendment. Notwithstanding such abatement of Basic Rent for the Suite 500 Premises (l)all other sums due under the Lease, as amended by this Amendment, including Additional Rent and parking charges, shall be payable as provided in the Lease, as amended by this Amendment, and (2) any increases in Basic Rent and Additional Rent for the Suite 500 Premises set forth in the Lease, as amended by this Amendment, shall occur on the dates scheduled therefor as set forth in the table above.

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6. Termination of Rights. Except as expressly provided in this Amendment, Tenant shall have no option to lease additional space in the Building or any rights of first offer, rights of first opportunity or rights of first refusal with respect to space in the Building; accordingly any provision of the Lease granting Tenant any option to lease additional space in the Building or any rights of first offer, rights of first opportunity or rights of first refusal with respect to space in the Building are hereby deleted in their entirety. For the avoidance of doubt, should Tenant terminate the Lease with respect to the Second Expansion Premises pursuant to this Amendment, Section 9 of Amendment No. 1 and Exhibit D of Amendment No. 1 shall each thereafter be reinstated, and Tenant shall thereafter have the rights of first offer and first refusal as more particularly described therein.

7. Landlord’s Failure to Deliver the Second Expansion Premises. If Landlord is unable to timely tender possession of any portion of the Second Expansion Premises, (a) the validity of this Amendment shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the such portions of the Second Expansion Premises when Landlord tenders possession thereof to Tenant; however, with respect to the delivery of each portion of the Second Expansion Premises, Tenant shall not be required to accept, and Landlord shall not be required to deliver, less than the entire Suite 600 Premises, Suite 400 Premises or Suite 500 Premises, as applicable, and the delivery of possession of less than the entire Suite 600 Premises, Suite 400 Premises or Suite 500 Premises, as applicable, shall not satisfy Landlord’s delivery obligations under this Amendment unless otherwise agreed in writing by Tenant. Notwithstanding the foregoing, if Landlord does not tender possession of the Suite 600 Premises, the Suite 400 Premises, or the Suite 500 Premises, as applicable, to Tenant in the “AS-IS” condition with respect to such portion of the Second Expansion Premises by the Liquidated Damages Date (defined below) applicable to such portion of the Second Expansion Premises, Tenant may offset from its Basic Rent obligations first accruing following the applicable effective date (i.e., the Suite 600 Effective Date, with respect to the Suite 600 Premises, the Suite 400 Effective Date, with respect to the Suite 400 Premises, and the Suite 500 Effective Date, with respect to the Suite 500 Premises), liquidated damages equal to one day of Basic Rent and Additional Rent first payable with respect to the applicable portion of the Second Expansion Premises by Tenant under this Amendment (i.e., following any applicable rental abatement period) for each day after the applicable Liquidated Damages Date and ending on the earlier of (1) the 30th calendar day following the applicable estimated delivery date (i.e., the Estimated Suite 600 Delivery Date, with respect to the Suite 600 Premises, the Estimated Suite 400 Delivery Date, with respect to the Suite 400 Premises, and the Estimated Suite 500 Delivery Date, with respect to the Suite 500 Premises), or (2) the day Landlord tenders possession of such applicable portion of the Second Expansion Premises in its “AS-IS” condition. If Landlord does not tender possession of the Suite 600 Premises, the Suite 400 Premises, or the Suite 500 Premises, as applicable, to Tenant in the “AS-IS” condition with respect to such portion of the Second Expansion Premises by the Treble Liquidated Damages Date (defined below) applicable to such portion of the Second Expansion Premises, Tenant may offset from its Basic Rent obligations first accruing following the applicable Treble Liquidated Damages Date, liquidated damages equal to three days of Basic Rent and Additional Rent first payable with respect to the applicable portion of the Second

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Expansion Premises by Tenant under this Amendment for each day thereafter and ending on the earlier of (A) the 120th calendar day following the applicable estimated delivery date, or (B) the day Landlord tenders possession of such applicable portion of the Second Expansion Premises in its “AS-IS” condition. If Landlord does not tender possession of the Suite 600 Premises, the Suite 400 Premises, or the Suite 500 Premises, as applicable, to Tenant in the “AS-IS” condition with respect to such portion of the Second Expansion Premises by the Delivery Termination Date (defined below) applicable to such portion of the Second Expansion Premises, and provided no Event of Default then exists, Tenant may terminate the Lease with respect to the Second Expansion Premises (whether previously delivered or not) by delivering to Landlord written notice thereof at any time before the earlier of (i) 20 days following the Delivery Termination Date or (ii) the day Landlord tenders possession of such applicable portion of the Second Expansion Premises in its “AS-IS” condition. Time is of the essence for Landlord’s delivery of each applicable portion of the Second Expansion Premises and for the delivery of Tenant’s termination notice under this Section 7; accordingly, if Tenant fails timely to deliver any such notice, Tenant’s right to terminate the Lease with respect to the Second Expansion Premises under this Section 7 shall expire. The abatement and termination rights, and the reimbursement of out-of-pocket expenses, afforded to Tenant under this Section 7 shall be Tenant’s sole remedies for Landlord’s failure to timely tender possession of the Second Expansion Premises to Tenant. As used herein, “Liquidated Damages Date” means ten business days after the applicable estimated delivery date, plus the number of Tenant Delay Days and the number of Force Majeure Delay Days, “Treble Liquidated Damages Date” means thirty days after the applicable estimated delivery date, plus the number of Tenant Delay Days and the number of Force Majeure Delay Days, “Delivery Termination Date” means 120 days after the applicable estimated delivery date, plus the number of Tenant Delay Days and the number of Force Majeure Delay Days, and “Force Majeure Delay Days” means any delay in tendering possession of the Second Expansion Premises for the reasons specified in Section 25.3 of the Original Lease. Should Tenant timely exercise its termination right pursuant to this Section 7, Landlord shall reimburse Tenant (following Landlord’s receipt of reasonable back-up documentation with respect thereto) for all of Tenant’s reasonable and customary out-of-pocket costs incurred with respect to the Second Expansion Premises, including architectural fees, engineering fees, construction management fees and legal fees associated with the negotiation of this Amendment; provided, that fees incurred by Tenant with respect to the Work shall be capped at $60.00 per rentable square foot in the portion(s) of the Second Expansion Premises previously Substantially Completed (e.g., given that the Second Expansion Construction Allowance is $37.50 per rentable square foot in such portions of the Second Expansion Premises [as more particularly described in Exhibit B hereto], if Tenant actually spends $100.00 per rentable square foot in such portion, then of the $62.50 per rentable square foot in such portion that Tenant incurred as out-of-pocket expenses, only $22.50 per rentable square foot in such portion shall be reimbursable by Landlord). For the avoidance of doubt, should Landlord be obligated to make any such reimbursements, such obligation shall not extend to any amounts expended with respect to the Existing Premises, whether pursuant to the Refurbishment Allowance (defined below) or otherwise.

8. Tenant Finish-Work. Landlord shall construct tenant improvements in the Second Expansion Premises in accordance with Exhibit B hereto. As part of the Work, and in accordance with Exhibit B hereto, Tenant shall be permitted to demolish common corridors and repaint the restrooms on each full floor comprising the Second Expansion Premises; provided,

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that, following Landlord’s written request, which shall be delivered to Tenant at least 90 days prior to the expiration of the Lease (or in the case of an earlier termination of the Lease, within 10 days following the non-terminating party’s receipt of the terminating party’s notice of termination), Tenant shall restore such restrooms to the condition required by Section 21 of the Original Lease prior to the expiration or earlier termination of the Lease.

9. Existing Premises Refurbishment Allowance. Upon Tenant’s written request therefor, and provided that no uncured Event of Default exists as of the request for disbursement thereof, Landlord shall provide to Tenant a refurbishment allowance not to exceed $10.00 per rentable square foot in the Existing Premises (the “Refurbishment Allowance”) to be applied toward the cost of Tenant’s refurbishment work to the Existing Premises. Any such work must be performed after the date hereof. Prior to commencing any such work, Tenant shall comply with the provisions of the Lease, including Section 8.1 of the Original Lease. Landlord shall pay to Tenant (or, at Landlord’s election, to Tenant’s contractor) the Refurbishment Allowance following the receipt by Landlord of the following items: (a) a request for payment signed by Tenant on the appropriate AIA form or another form approved by Landlord (indicating what work has been performed and that the work has been completed, and the name, address and taxpayer identification number of the requested payee), and (b) final lien waivers from all persons performing work or supplying or fabricating materials for the work, fully executed, acknowledged and in recordable form (collectively, a “Completed Application for Payment”). Landlord shall pay the amount requested in the Completed Application for Payment within 15 business days following Tenant’s submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect in excess of a de minimis extent, Landlord’s payment of such request shall be deferred until 15 business days following Landlord’s receipt of the Completed Application for Payment. Notwithstanding anything to the contrary contained in this Section, Landlord shall not be obligated to make any disbursement of the Refurbishment Allowance during the pendency of any of the following: (1) Landlord has received written notice of any unpaid claims relating to any portion of the refurbishment work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (2) there is an unbonded lien outstanding against the Building or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (3) the conditions to the advance of the Refurbishment Allowance (as specified herein) are not satisfied, or (4) an Event of Default by Tenant exists. The entire Refurbishment Allowance must be used (that is, the refurbishment work must be fully complete and the final, complete Application for Payment received by Landlord) by April 30, 2017, or shall be deemed forfeited with no further obligation by Landlord with respect thereto; time being of the essence with respect thereto. Landlord or its Affiliate or agent shall supervise any work performed pursuant to this Section 9, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between any work performed pursuant to this Section 9, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to one percent of the total construction costs with respect to such refurbishment work.

10. Parking. Until the earliest to occur of (a) the Suite 600 Effective Date, (b) the Suite 400 Effective Date, and (c) the Suite 500 Effective Date, Tenant’s parking rights with

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respect to the Existing Premises shall continue to be governed by Exhibit G to the Original Lease and Section 8 of Amendment No. 1; accordingly, from and after such earliest date, any other parking rights granted to Tenant in the Lease, including, without limitation, Exhibit G to the Original Lease and Section 8 of Amendment No. 1, shall be deleted in their entirety. As of each respective effective date with respect to portions of the Second Expansion Premises (i.e., the Suite 600 Effective Date with respect to the Suite 600 Premises, the Suite 400 Effective Date with respect to the Suite 400 Premises and the Suite 500 Effective Date with respect to the Suite 500 Premises), and provided no Event of Default has occurred and is continuing, Tenant’s parking rights with respect to such applicable portions of the Second Expansion Premises shall be governed by Exhibit E hereto. For the avoidance of doubt, should Tenant terminate the Lease with respect to the Second Expansion Premises pursuant to this Amendment, Tenant’s parking rights with respect to the Existing Premises shall thereafter be governed by Exhibit G to the Original Lease and Section 8 of Amendment No. 1. Subject to the Building rules and regulations contained in Exhibit C to the Original Lease and the other provisions of the Lease (including Section 9 of the Original Lease), Tenant will be provided access to the Parking Area 24 hours per day, seven days per week.

11. Right of First Offer. From and after the Suite 600 Effective Date, Tenant shall be granted the first of first offer contained in Exhibit F hereto.

12. Renewal Option. From and after the Suite 600 Effective Date, Tenant shall have the right to renew the Term as set forth on Exhibit D of this Amendment; accordingly, any other renewal right granted to Tenant, including, without limitation, Exhibit D of Amendment No. 1, shall be deleted in its entirety. For the avoidance of doubt, should Tenant terminate the Lease with respect to the Second Expansion Premises pursuant to this Amendment, Exhibit D of Amendment No. 1 shall thereafter be reinstated, and Tenant’s renewal option with respect to the Existing Premises shall thereafter be governed by Exhibit D of Amendment No. 1.

13. Tenant’s Cancellation Right. Except for the termination rights afforded to Tenant with respect to the Second Expansion Premises, Tenant shall have no further cancellation rights under the Lease. Accordingly, Section 12 of Amendment No. 1 is hereby deleted. However, should Tenant terminate the Lease with respect to the Second Expansion Premises pursuant to this Amendment, Section 12 of Amendment No. 1 shall thereafter be reinstated, and Tenant’s cancellation right with respect to the Existing Premises shall thereafter be governed by such Section 12 of Amendment No. 1.

14. Internal Stairwells; Climbing Wall. Following the full execution and delivery of this Amendment, Tenant shall also be permitted to install an internal stairwell (the “Existing Premises Stairwell”) connecting the portions of the Existing Premises between the seventh and eighth floors of the Building. Additionally, following the latest to occur of (a) the Suite 600 Effective Date, (b) the Suite 400 Effective Date, and (c) the Suite 500 Effective Date, and provided no uncured Event of Default then exists, Tenant shall be permitted to install (1) an internal stairwell (the “Second Expansion Premises Stairwell”, and together with the Existing Premises Stairwell, the “Internal Stairwell”) within the Premises to connect the Suite 400 Premises, the Suite 500 Premises and the Suite 600 Premises to one another and to the Existing Premises Stairwell, and (2) an indoor climbing wall within the Premises. For the avoidance of doubt, all construction work related to such installations shall be performed after normal business

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hours and shall otherwise be subject to Landlord’s standard rules and regulations for construction in the Building. Tenant shall ensure that the Internal Stairwell and such indoor climbing wall shall comply with all Laws, including all fire safety laws, and in no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from, such installations or the malfunctioning thereof in accordance with Tenant’s indemnity contained in Section 11.4 of the Original Lease. Sections 8 and 21 of the Original Lease shall govern the installation, maintenance and Landlord’s removal rights with respect to the Internal Stairwell and such indoor climbing wall, it being understood that Tenant shall be required to remove the Internal Stairwell and such indoor climbing wall and to restore the Premises to their respective conditions prior to such installations, if Landlord delivers to Tenant written notice evidencing Landlord’s desire for Tenant to remove and restore the same, which shall be delivered to Tenant at least 90 days prior to the expiration of the Lease (or in the case of an earlier termination of the Lease, within 10 days following the non-terminating party’s receipt of the terminating party’s notice of termination).

15. Fascia Signage. Subject to Landlord’s and all applicable authorities’ prior approval of the location, design, size, color, material composition and plans and specifications therefor, Tenant may, at its sole risk and expense, construct a building fascia sign (the “Fascia Sign”) on the eyebrow of the Building. If Landlord grants its approval, Tenant shall erect the Fascia Sign in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all Laws, regulations, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Building is located, so long as Tenant has received all requisite approvals thereunder (the “Sign Requirements”), and in a manner so as not to unreasonably interfere with the use of the Project grounds while such construction is taking place; thereafter, Tenant shall maintain the Fascia Sign in a good, clean and safe condition in accordance with the Sign Requirements, all at Tenant’s sole cost and expense. If Tenant fails to maintain the Fascia Sign in accordance with the terms of this Lease within five days after Landlord’s written request therefor, then Landlord may elect to repair and maintain the Fascia Sign at Tenant’s expense. If the Fascia Sign uses any electricity, Tenant shall pay for the cost to purchase and install electrical submeter equipment and wiring, and thereafter Tenant shall pay to Landlord the monthly electrical submeter charges throughout the Term. If at any time any portion of the illumination feature of the Fascia Sign fails such that the Fascia Sign is not properly illuminated for a period of 30 consecutive days or more, such illumination feature may be disabled by Landlord at Tenant’s expense, and such feature shall not be used until the same has been repaired. Tenant shall install the Fascia Sign within 12 months following the Suite 400 Effective Date, or Tenant’s rights under this Section 15 shall expire, time being of the essence with respect thereto. After the end of the Term or after Tenant’s right to possess the Premises has been terminated, Tenant shall remove the Fascia Sign, repair all damage caused thereby and restore the Building to its condition before the installation of the Fascia Sign. If Tenant fails to do so prior to such date, Landlord may, without compensation to Tenant, (a) use the Fascia Sign or (b) at Tenant’s expense, remove the Fascia Sign, perform the related restoration and repair work and dispose of the Fascia Sign in any manner Landlord deems appropriate. The rights granted to Tenant under this Section 15 are personal to WhaleShark Media, Inc. and its Affiliates, may not be assigned to any party that is not an Affiliate of Tenant and shall not be effective until Tenant occupies, and may be revoked by Landlord if Tenant fails to occupy, at least 75,000 rentable square feet in the Building. Any changes or additions to

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Tenant’s Fascia Sign shall be subject to Landlord’s prior written approval, which approval may be withheld in Landlord’s sole discretion, and shall be made at Tenant’s sole cost and expense (it being understood that Tenant shall be permitted to utilize portions of the Second Expansion Construction Allowance to pay for such Fascia Sign). For all purposes under this Lease, the Fascia Sign shall be deemed to be included within the definition of Tenant’s Off-Premises Equipment.

16. Holding Over. The first grammatical sentence of Section 22 of the Original Lease is deleted in its entirety and replaced with the following:

If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 125% of the Rent payable during the last month of the Term for the first 60 days, 200% thereafter, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease.

However, should Tenant terminate the Lease with respect to the Second Expansion Premises pursuant to this Amendment, the amendment to such Section 22 of the Original Lease as set forth above shall be nullified, and thereafter Section 22 of the Original Lease shall govern Tenant’s holdover obligations without regard to any such amendment.

17. Building Updates. As previously discussed between Landlord and Tenant, Landlord is currently planning certain updates to the Building’s lobby, the conference center and the fitness center. On or prior to December 31, 2013, Landlord shall have performed such updates in a manner consistent with Class “A” office buildings in the Austin Central Business District.

18. Payment Addresses. The payment addresses set forth in the Basic Lease Information attached to the Original Lease are hereby deleted in their entirety and replaced with the following:

For Payments by Wire

Wells Fargo Bank, NA

420 Montgomery Street

San Francisco, CA 94104

ABA Number: 121000248

Account Name: NOP 301 Congress LP Depository Account

Account Number: 412-3424970

For Payments by Check

NOP 301 Congress LP Depository Account

PO Box 203764

Dallas, TX 75320-3764

19. Confidentiality. Tenant acknowledges the terms and conditions of the Lease (as amended hereby) are to remain confidential on the same terms and conditions of Section 15 of Amendment No. 1.

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20. Condition of Premises. Tenant hereby accepts the Premises in their “AS-IS” condition, and Landlord shall have no obligation for any construction or finish-out allowance or providing to Tenant any other tenant inducement, except as provided in Section 9 and Exhibit B hereto.

21. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than AQUILA Commercial, LLC and HPI Corporate Services, LLC, whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

22. Prohibited Persons and Transactions. Tenant acknowledges that the representations and warranties made in Section 20 of Amendment No. 1 remain valid and are remade as of the date of this Amendment.

23. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

24. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

25. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties hereto may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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Executed as of the date first written above.

LANDLORD:	NOP 301 CONGRESS LP, a Texas limited partnership
	By:	NOP 301 Congress GP LLC, a Delaware limited liability company, its general partner
		By:	National Office Partners LLC, a California limited liability company, its sole member
			By:	CWP Capital Management LLC, a Delaware limited liability company, its manager

				By:	/s/ Joseph A. Corrente
				Name:	Joseph A. Corrente
				Title:	Senior Vice President

TENANT:	WHALESHARK MEDIA, INC., a Delaware corporation

	By:	/s/ Ken Kieley
	Name:	Ken Kieley
	Title:	CFO

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EXHIBIT A

DEPICTIONS OF SUITE 600 PREMISES,

SUITE 400 PREMISES AND SUITE 500 PREMISES

SUITE 600 PREMISES

SUITE 400 PREMISES

SUITE 500 PREMISES

EXHIBIT B

TENANT FINISH-WORK: ALLOWANCE

(Landlord Performs the Work)

1. Acceptance of Second Expansion Premises. Except as set forth in this Exhibit, Tenant shall accept each portion of the Second Expansion Premises in its “AS-IS” condition on the date that such portion of the Second Expansion Premises is delivered to Tenant.

2. Space Plans.

(a) Preparation and Delivery. On or before the 60th day prior to each respective Estimated Delivery Date with respect to the Second Expansion Premises (i.e., March 1, 2013, with respect to the Suite 600 Premises [which date is 60 days prior to the Estimated Suite 600 Delivery Date]; June 1, 2013, with respect to the Suite 400 Premises [which date is 60 days prior to the Estimated Suite 400 Delivery Date]; and November 1, 2013, with respect to the Suite 500 Premises [which date is 60 days prior to the Estimated Suite 500 Delivery Date]; each such date, a “Space Plans Delivery Deadline”). Tenant shall deliver to Landlord a space plan prepared by STG Design, Inc. or another design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in such portion of the Second Expansion Premises (the “Space Plans”).

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five business days (or, in the case of resubmitted Space Plans, within three business days) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question. If Tenant fails to timely deliver such Space Plans, then each day after the Space Plans Delivery Deadline that such Space Plans are not delivered to Landlord shall be a Tenant Delay Day (defined below).

3. Working Drawings.

(a) Preparation and Delivery. On or before the tenth day following the date on which the Space Plans are approved (or deemed approved) by Landlord and Tenant (the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Second Expansion Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws. If Tenant fails to timely deliver such drawings, then each day after the Working Drawings Delivery Deadline that such drawings are not delivered to Landlord shall be a Tenant Delay Day.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within ten business days (or, in the case of resubmitted working drawings, within five business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question. If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 20th business day after the delivery of the initial draft thereof to Landlord, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

(c) Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all Laws, (b) the improvements depicted thereon do not (1) adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), or (2) affect (in the sole discretion of Landlord) (A) the exterior appearance of the Building, (B) the appearance of the Building’s common areas or elevator lobby areas or (C) the provision of services to other occupants of the Building, (c) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (d)the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings.

(d) Phases of Work. Landlord shall contract directly for and construct the Work in phases in accordance with this Exhibit B. As used herein, a “Phase” means a portion of the Second Expansion Premises in which initial alterations or improvements are to be made by Landlord, and may include, in addition to such portion of the Second Expansion Premises, other improvements and installations to other portions of the Project. For purposes of this Exhibit B, the Work in the Suite 600 Premises shall be one Phase, the Work in the Suite 400 Premises shall be a separate Phase, and the Work in the Suite 500 Premises shall be a separate Phase. At such time as Landlord begins to make such improvements for a Phase, such improvements shall be made in accordance with the terms, conditions and procedures set forth in this Exhibit B, and for purposes of applying such terms, conditions and procedures to the improvements for such Phase:

(1) all references in this Exhibit B to the “Second Expansion Premises” shall mean the portion of the Second Expansion Premises contained in the applicable Phase;

(2) all references in this Exhibit B to the “Working Drawings”, “Work”, “Substantial Completion”, “Substantially Completed”, and any derivations thereof shall mean the final Working Drawings, Work and Substantial Completion et al, pertaining to the applicable Phase;

(3) all references to the execution of construction contracts and the commencement of work related thereto shall mean the construction contract and work pertaining to the applicable Phase; and

(4) for the avoidance of doubt, the Second Expansion Construction Allowance with respect to the Work for each Phase shall be calculated separately as to each Phase based on the number of rentable square feet in the portion of the Second Expansion Premises contained in the applicable Phase and shall not exceed, as to each Phase, $37.50 per rentable square foot of the portion of the Second Expansion Premises in which Work is performed in the applicable Phase, and in the aggregate as to all Phases, $37.50 per rentable square foot in the Second Expansion Premises; however, Tenant shall be permitted to apply leftover portions of the Second Expansion Construction Allowance from one Phase toward another Phase in accordance with Section 10 below.

4. Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors approved by Landlord in its reasonable discretion (which shall include Balfour Beatty). Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within six business days after Landlord’s submission thereof to Tenant. If Tenant fails to notify Landlord of its election within such six business day period, Tenant shall be deemed to have approved the bids. Within six business days following Landlord’s submission of the initial construction bids to Tenant under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Second Expansion Construction Allowance, failing which, each day after such three business day period shall constitute a Tenant Delay Day. After Tenant has approved the bids, Landlord and Tenant shall mutually agree (each acting reasonably and in good faith) on one of the three contractors’ bids and Landlord shall enter into a firm fixed price contract with that party within three business days following the parties’ selection, and that contractor shall commence work within five business days following the execution of that agreement and issuance of a permit from the City of Austin.

5. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, or (b) if any such requested change might delay any applicable effective date, Landlord may withhold its consent in its sole and absolute discretion. Landlord shall, upon completion of the Work, cause to be prepared an accurate architectural “as-built” plan of the Work as constructed in electronic CADD format, which plan shall be incorporated into this Exhibit B by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6. Definitions. As used herein, the terms “Tenant Delay Day”, “Substantial Completion”, “Substantially Completed” (and any derivations thereof), and “Total Construction Costs” shall have the meanings assigned to them in the Original Lease, although all will be deemed to apply to the Second Expansion Premises, as applicable; and further provided that “Total Construction Costs” hereunder shall include Tenant’s separate construction management fees payable to a third party.

7. Walk-Through; Punchlist. When Landlord considers the Work in the Second Expansion Premises to be Substantially Completed, Landlord will notify Tenant and, within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walkthrough of the Second Expansion Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items. In no case, other than as may be caused by Force Majeure Delay Days or Tenant Delay Days, shall Landlord take longer than 60 days after agreement thereon to accomplish items on the punchlist.

8. Existing Premises Rent Obligations. Tenant’s obligation to pay Rent under the Lease with respect to the Existing Premises shall continue at all times during the performance of the Work. Tenant hereby acknowledges that the performance of the Work may occur during normal business hours while Tenant is in occupancy of the Existing Premises and that no interference to Tenant’s business operations in the Existing Premises shall entitle Tenant to any abatement of Rent.

9. Excess Costs. The entire cost of the Total Construction Costs in excess of the Second Expansion Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Second Expansion Construction Allowance, and (b) pay to Landlord 90% of the amount by which Total Construction Costs exceeds the Second Expansion Construction Allowance. Upon Substantial Completion of the Work and before Tenant occupies the Second Expansion Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Second Expansion Construction Allowance. In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.

10. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $37.50 per rentable square foot in the Second Expansion Premises (the “Second Expansion Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Second Expansion Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. After the final completion of the Work and a reconciliation by Landlord of the Second Expansion Construction Allowance and the Total Construction Costs and provided no default under the Lease then exists and no Event of Default has occurred, Tenant may use up to $3.00. per rentable square foot in each portion of the Second Expansion Premises of the excess Construction Allowance towards the cost of Tenant’s installation of telephone and data networks and other moving costs (collectively, the “Moving Costs”) with respect to such applicable portion of the Second Expansion Premises. Landlord will reimburse Tenant for the Moving Costs (subject to the cap described above) within 30 business days after receiving invoices therefor and supporting documentation reasonably acceptable to Landlord. The Second Expansion Construction Allowance must be used (that is, the Work must be fully complete and the Second Expansion Construction Allowance disbursed) within nine months following the latest to occur of (a) the Suite 600 Effective Date, (b) the Suite 400 Effective Date or (c) the Suite 500 Effective Date, or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

11. Construction Management. Landlord or its affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to one percent of the Total Construction Costs.

12. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Mary Harrington c/o CommonWealth Partners 301 Congress Avenue, Suite 250 Austin, TX 78701 Telephone: 512.320.4141 Facsimile: 512.320.4125

Tenant’s Representative:	Jeanne McNeil c/o WhaleShark Media, Inc. 301 Congress Avenue, Suite 700 Austin, TX 78701 Telephone: 512.777.2903 Facsimile: 512.777.2870

13. Miscellaneous. To the extent not inconsistent with this Exhibit, Section 8 and Section 21 of the Original Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT C

CONFIRMATION OF EFFECTIVE DATE

            , 201

BY FACSIMILE

WhaleShark Media, Inc.

301 Congress Avenue, Suite 700

Austin, TX 78701

Re:	Amendment No. 2 (the “Amendment”) dated November 9, 2012, between NOP 301 CONGRESS LP, a Texas limited partnership (“Landlord”), and WHALESHARK MEDIA, INC., a Delaware corporation (“Tenant”), for the lease of approximately 60,033 square feet of additional space (the “Second Expansion Premises”) pursuant to the Lease (as defined in and amended by the Amendment). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment unless otherwise indicated.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Second Expansion Premises. Tenant has accepted possession of the Suite [600/400/500] Premises pursuant to the Amendment. Any improvements required by the terms of the Amendment to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Amendment with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Suite [600/400/500] Premises are suitable for the Permitted Use (as defined in the Lease).

2. [Suite 600 Effective Date. The Suite 600 Effective Date is             , 2013.]

3. [Suite 400 Effective Date. The Suite 400 Effective Date is             , 2013.]

4. [Suite 500 Effective Date. The Suite 500 Effective Date is             , 2014.]

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the State in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

COMMONWEALTH PARTNERS MANAGEMENT SERVICES, L.P., on behalf of Landlord

By:
Name:
Title:

Agreed and accepted:

WHALESHARK MEDIA, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT D

RENEWAL OPTION

Tenant may renew the Term for the entire Premises for a period of five years following the expiration of the Term, by delivering written notice of the exercise thereof to Landlord not earlier than January 31, 2019 or later than July 31, 2019. The Basic Rent payable for the entire Premises for each month during such extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in the Building of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within 30 days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten business days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to the Lease extending the Term on the same terms and conditions provided in the Lease, except as follows:

(a) Basic Rent shall be adjusted to the Prevailing Rental Rate;

(b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing;

(c) Landlord shall lease to Tenant the Premises in their then-current condition (with the exception of a market allowance for new paint and carpet), and Landlord shall not provide to Tenant any additional allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; provided, however, that the delivery of the Premises in their then-current condition (with a market allowance for new paint and carpet) and lack of any additional allowances shall be taken into consideration in determining the Prevailing Rental Rate; and

(d) Tenant shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Area during the extended Term (plus all applicable taxes).

If Tenant rejects Landlord’s determination of the Prevailing Rental Rate and timely notifies Landlord thereof, Tenant may, in its notice to Landlord, require that the determination of the Prevailing Rental Rate be made by brokers (and if Tenant makes such election, Tenant shall be deemed to have irrevocably renewed the Term, subject only to the determination of the Prevailing Rental Rate as provided below). In such event, within ten days thereafter, each party shall select a qualified commercial real estate broker with at least ten years’ experience in leasing property and buildings in the city or submarket in which the Premises are located. The two brokers shall give their opinion of prevailing rental rates within 20 days after their retention. If such brokers timely reach agreement, such agreed determination shall be final and binding on Landlord and Tenant. In the event the opinions of the two brokers differ and, after good faith

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efforts over the succeeding 20-day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five days) choose either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Prevailing Rental Rate by the brokers, the parties shall equally share the costs of any third broker. The parties shall immediately execute an amendment as set forth above. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew the Lease.

Tenant’s rights under this Exhibit shall terminate, at Landlord’s option, if (a) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the renewal commencement date of the applicable extended Term, (b) the Lease or Tenant’s right to possession of any of the Premises is terminated, (c) Tenant assigns its interest in the Lease or sublets any portion of the Premises, in each case, other than to a Permitted Transferee (d) Tenant fails to lease from Landlord and to occupy at least three full floors in the Building, (e) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness is such that Tenant would be unable to satisfy its obligations under the Lease during the five-year renewal Term, or (f) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

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EXHIBIT E

PARKING

As further described in Section 10 of this Amendment, Tenant shall be provided a total of one parking access card per 500 rentable square feet then existing from time to time in the Premises permitting Tenant to use up to such number of unreserved parking spaces in the parking facilities associated with the Building (the “Parking Area”) subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area. Regardless of whether Tenant elects to use such parking spaces, Tenant shall pay to Landlord, contemporaneously with the payment of Basic Rent, parking rent (plus all applicable taxes) during the initial Term equal to the following rates for each such parking access card during the following periods of time:

Time Period	Monthly Rent per Unreserved Parking Access Card
November 1, 2012 - December 31, 2015	$145.00
January 1, 2016 - July 31, 2020	The rate then established by Landlord for unreserved parking access cards in the Parking Area

Landlord and Tenant acknowledge that Tenant is currently using an additional 15 unreserved parking access cards, as well as three reserved parking access cards, in the Parking Area. Tenant shall pay to Landlord the monthly parking rent (plus all applicable taxes) for such additional parking access cards at the rates listed above during the current Term, as extended hereby. Tenant’s election to use such additional parking access cards shall remain effective until the end of the Term; however, Landlord may recapture any or all of such additional parking access cards at any time by providing Tenant written notice thereof. Should Landlord elect to recapture any or all of such additional parking access cards, Landlord shall similarly recall the recallable parking access cards provided to other tenants of the Building (i.e., Landlord shall not recall Tenant’s parking access cards while other tenants are permitted to keep their recallable parking access cards).

In addition to the additional 18 parking access cards referenced in the paragraph above, and subject to availability, Tenant may, by delivering to Landlord no less than 30 days’ prior written notice, use additional unreserved parking access cards in the Parking Area by paying to Landlord the monthly parking rent (plus all applicable taxes) for such additional parking access cards at the rates listed above during the current Term, as extended hereby; provided, that Landlord shall provide any requested additional parking access cards as soon as such additional spaces become available. Tenant’s election to use such additional parking access cards shall remain effective until the end of the Term; however, Landlord may recapture any or all of such additional parking access cards at any time by providing Tenant written notice thereof.

Further, so long as Tenant remains the largest Tenant in the Building (as measured by the number of rentable square feet in each tenant’s respective premises), and provided no Event of Default has occurred and is continuing, Landlord shall not grant any future tenant entering into a new lease for more than 10,000 rentable square feet in the Building a higher parking ratio than Tenant’s then-existing parking ratio (after giving effect to any optional additional parking access cards as described above) without first offering to Tenant the proposed number of excess parking access cards above such ratio.

Additionally, Landlord shall provide Tenant, at the rate established by Landlord from time to time for “after hours” parking, with an additional 150 “after hours” parking access cards permitting Tenant to use up to 150 unreserved parking spaces in the Parking Area only between the hours of 5:30 p.m. and 7:00 a.m., and solely for the use by Tenant’s employees during times in which they are working in the Building. Notwithstanding the foregoing, Tenant’s obligation to pay for such “after hours” parking access cards shall be abated during the initial Term of the Lease, as amended by this Amendment.

From time to time, Tenant may request that Landlord permit Tenant to utilize the top floor of the Parking Area for private, after-normal-business-hour events, subject to availability and compliance with Landlord’s standard rules and requirements regarding special event licenses, such rules and regulations to be provided to Tenant from time to time following Tenant’s written request therefor.

Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including designation of assigned parking spaces, requiring use of any key-card, sticker, or other identification or entrance systems and charging a fee for replacement of any such key-card sticker or other item used in connection with any such system and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.

Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Unless specified to the contrary above, the parking spaces provided hereunder shall be provided on an unreserved, “first-come, first served” basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord.

All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES. If, for any reason, Landlord is unable to provide all or any portion of the parking spaces to which Tenant is entitled hereunder, then Tenant’s obligation to pay for such parking spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord’s failure or inability to provide Tenant with such parking spaces unless such failure or inability to provide such parking spaces is within Landlord’s reasonable control. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

EXHIBIT F

RIGHT OF FIRST OFFER

Subject to currently-existing renewal or expansion options or other preferential rights of other tenants (a materially accurate list of which is attached hereto as Annex F-1), Landlord shall, prior to offering any of the space in the Building that comprises a contiguous block of 10,000 rentable square feet of space or greater (excluding any space provided to tenants being relocated by Landlord in order to permit Landlord’s delivery of any portion of the Second Expansion Premises to Tenant) (the “Offer Space”) to any party (other than the then-current tenant or occupant therein), first offer to lease to Tenant the Offer Space in an “AS-IS” condition; such offer shall (a) be in writing, (b) specify the part of the Offer Space being offered to Tenant hereunder (the “Designated Offer Space”), and (c) specify the lease terms for the Designated Offer Space, including the rent to be paid for the Designated Offer Space and the date on which the Designated Offer Space shall be included in the Premises (the “Offer Notice”). The Offer Notice shall be substantially similar to the Offer Notice attached to this Exhibit. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Designated Offer Space on the terms set forth in the Offer Notice, within ten business days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Designated Offer Space, then Landlord and Tenant shall execute an amendment to the Lease, effective as of the date the Designated Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of the Lease; however, Tenant shall accept the Designated Offer Space in an “AS-IS” condition and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice. Notwithstanding the foregoing, if prior to Landlord’s delivery to Tenant of the Offer Notice, Landlord has received a bona fide written offer from a third party (a “Third Party Offer”) to lease all or part of the Designated Offer Space, and Landlord is willing to accept the terms of such Third Party Offer, and such Third Party Offer includes space in excess of the Designated Offer Space, Tenant must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer.

If Tenant fails or is unable to timely exercise its right hereunder with respect to the Designated Offer Space, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease all or a portion of the Designated Offer Space to third parties on such terms as Landlord may elect. Landlord shall not be obligated to re-offer the Designated Offer Space to Tenant unless Tenant actually rejects (as opposed to Tenant being deemed to have rejected) Landlord’s Offer Notice and (1) thereafter Landlord fails to enter into a Lease Agreement with respect to the Designated Offer Space within 180 days after the date of the Offer Notice or (2) Landlord is willing to lease the Designated Offer Space to a third party on substantially more favorable terms than the terms contained in the Offer Notice rejected by Tenant (taking into account all of the terms of the Offer Notice and the terms of the other lease offered), which for purposes hereof shall be defined as a reduction in the overall net effective rent, taking into account all of the terms of the Offer Notice and the terms of the other lease offered, of 7.5% or more of that set forth in the original Third Party Offer. For purposes hereof, if an Offer Notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Offer Space, then such remaining portion of the Offer

Space shall thereafter be excluded from the provisions of this Exhibit. Unless otherwise agreed in writing by Landlord and Tenant’s real estate broker, in no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Exhibit, and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

Tenant’s rights under this Exhibit shall terminate at Landlord’s option, if (i) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the effective date of the addition of the Designated Offer Space to the Premises, (ii) the Lease or Tenant’s right to possession of any of the Premises is terminated, (iii) Tenant assigns its interest in the Lease or sublets any portion of the Premises, (iv) Tenant ceases to lease from Landlord and to occupy at least three full floors in the Building, (v) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness is such that Tenant would be unable to satisfy the lease terms with respect to the Designated Offer Space, (vi) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (vii) less than one full calendar year remains in the current Term of the Lease, as extended by this Amendment.

ANNEX F-1

LIST OF EXISTING RIGHTS OF FIRST OFFER AND

RIGHTS OF FIRST REFUSAL

IN THE BUILDING

Below are the rights of first offer and rights of first refusal known at this time:

1.	AIC Ventures: ROFR - any space adjacent to premises;

2.	Austin Convention & Visitors Bureau: ROFR - any space adjacent to premises;

3.	Drumroll: ROFO - Suite 1550;

4.	Environmental Defense Fund: ROFR - any space contiguous to premises;

5.	Gerson Lehrman Group: ROFR - any space contiguous to premises;

6.	Invesco Management Group: ROFR - Suite 1875;

7.	KHDA: ROFR - any space adjacent to premises;

8.	Lonestar Trasmission: ROFR - any space 2,000 square feet or greater on Floor 18;

9.	MHBT: ROFR - any contiguous space on Floor 10;

10.	Morgan Stanley: ROFR - any space on Floor 13;

11.	Ogletree Deakins Nash Smoak & Steward: ROFR - any space on Floor 11; and

12.	Schlotsky’s: ROFO - any unleased space on the 7th, 8th, and 9th Floors.

FORM OF OFFER NOTICE

[Insert Date of Notice]

BY FACSIMILE AND [FEDEX]

WhaleShark Media, Inc.

301 Congress Avenue, Suite 700

Austin, TX 78701

Re:	Amendment No. 2 (the “Amendment”) dated November 9, 2012, between NOP 301 CONGRESS LP, a Texas limited partnership (“Landlord”), and WHALESHARK MEDIA, INC., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment.

Ladies and Gentlemen:

Pursuant to the Right of First Offer attached to the Amendment, this is an Offer Notice on Suite             . The basic terms and conditions are as follows:

LOCATION:

SIZE:	rentable square feet

BASIC RENT RATE:	$ per month

TERM:

IMPROVEMENTS:

COMMENCEMENT:

PARKING TERMS:

OTHER MATERIAL TERMS:

Under the terms of the Right of First Offer, you must exercise your rights, if at all, as to the Designated Offer Space on the depiction attached to this Offer Notice within ten business days after Landlord delivers such Offer Notice. Accordingly, you have until 5:00 p.m. local time on             , 201    , to exercise your rights under the Right of First Offer and accept the terms as contained herein, failing which your rights under the Right of First Offer shall terminate with respect to the Designated Offer Space and Landlord shall be free to lease the Designated Offer Space to any third party. If possible, any earlier response would be appreciated. Please note that your acceptance of this Offer Notice shall be irrevocable and may not be rescinded.

Upon receipt of your acceptance herein, Landlord and Tenant shall execute an amendment to the Lease memorializing the terms of this Offer Notice including the inclusion of the Designated Offer Space in the Premises; provided, however, that the failure by Landlord and Tenant to execute such amendment shall not affect the inclusion of such Designated Offer Space in the Premises in accordance with this Offer Notice.

THE FAILURE TO ACCEPT THIS OFFER NOTICE BY (1) DESIGNATING THE “ACCEPTED” BOX, AND (2) EXECUTING AND RETURNING THIS OFFER NOTICE TO LANDLORD WITHOUT MODIFICATION WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF TENANT’S RIGHTS UNDER THE RIGHT OF FIRST OFFER, AND TENANT SHALL HAVE NO FURTHER RIGHTS TO THE DESIGNATED OFFER SPACE. THE FAILURE TO EXECUTE THIS LETTER WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF THIS OFFER NOTICE.

Should you have any questions, do not hesitate to call.

Sincerely,

NOP 301 CONGRESS LP, a Texas limited partnership
By:	NOP 301 Congress GP LLC, a Delaware limited liability company, its general partner
	By:	National Office Partners LLC, a California
limited liability company, its sole member
		By:	CWP Capital Management LLC, a Delaware limited liability company, its manager

By:
Name:
Title:

[please check appropriate box]

ACCEPTED	☐
REJECTED	☐

WHALESHARK MEDIA, INC., a Delaware corporation

By:
Name:
Title:
Date:

Enclosure [attach depiction of Designated Offer Space]